Exhibit 3.1


                        INCORPORATED IN THE STATE OF NEVADA

   No.  XXXXX              THE HARRISON-ROSS GROUP, INC.       XXXXX

   PAR VALUE               25,000,000 Shares Authorized     Non-Assessable

               $.001 Per Share               CUSIP No. 415438100


     This Certifies that: VOID is the owner of fully paid and non-assessable Shares of the Common Stock of

                          THE HARRISON-ROSS GROUP, INC.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of ______________, A.D. 2000.

SHARES NOT VALID UNTIL COUNTERSIGNED BY TRANSFER AGENT


----------------------------------     ----------------------------------
Transfer Agent: Authorized Signature   President

----------------------------------     ----------------------------------
Fidelity Transfer Company              Secretary
1800 South West Temple, Suite 301-53
Salt Lake City, Utah  84115

                                           75